EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended February 28, 2011, the Appleton Group Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$3,692	$(3,306)	$(386)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Snow Capital Opportunity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$711,932	$-	$(711,932)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Alternative Strategies Mutual Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$295,619	$6,635	$(302,254)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Bright Rock Mid Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$155,324	$(155,324)	$-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Bright Rock Quality Large Cap Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$19,890	$-	$(19,890)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Snow Capital All Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$332	$(332)	$-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2011, the Snow Capital Small Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$7,050	$(7,050)	$-

The reclassifications have no effect on net assets or net asset value per share.